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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2002

MINUTEMAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Illinois	0-15582	36-2262931
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
111 South Rohlwing Road, Addison, Illinois		60101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 630-627-6900

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On July 31, 2002, the Board of Directors unanimously elected Richard J. Wood as an additional member of its Board of Directors. Mr. Wood had previously been affiliated with the public accounting firm of Ernst & Young, retiring as a Partner in 1996. The Company believes that Mr. Wood's extensive knowledge, experience and understanding of accounting and auditing procedures, business and taxation acumen, public company responsibilities and disclosure requirements, as well as familiarity with many business operations and management teams will be an asset to the Board of Directors. Mr. Wood will serve as a member of the Board of Directors and as a member of the Audit Committee until the next Annual Meeting of Shareholders to be held in 2003.

        A copy of the press release is attached as Exhibit 100 and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2002	By:	/s/ GREGORY J. RAU
Gregory J. Rau President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Minuteman International, Inc., dated August 9, 2002.

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Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX